SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 21, 2010 (July 19, 2010)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 19, 2010, our board of directors increased the size of the board from seven to eight persons and appointed Melvin L. Keating to fill the resulting vacancy. Mr. Keating has not yet been appointed to serve on any board committees. He will serve as a Class C director and, in accordance with our bylaws and Washington law, his term will expire at our next annual meeting of shareholders. Our board expects that Mr. Keating will be nominated to stand for election by the shareholders as a Class C director at that meeting.
Mr. Keating currently sits on the board of directors of InfoLogix, Inc. and serves as its Audit Committee Chair. He also currently sits on the board of directors of Bitstream, Inc. and serves on its Audit Committee. Since November 2008, Mr. Keating has been a private consultant, providing investment advice and other services to private equity firms. From October 2005 to October 2008 Mr. Keating was President and Chief Executive Officer of Alliance Semiconductor Corporation in Santa Clara, California. From April 2004 to September 2005, he was Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc. in Denver, Colorado. From 1997 to 2004, he was a Strategy Consultant for Warburg Pincus Equity Partners in New York, New York. From 1995 to 1997 he was President and Chief Executive Officer of Sunbelt Management Company in La Jolla, California and Delray Beach, Florida. From 1986 to 1995, he was Senior Vice President — Finance and Administration of Olympia & York Companies and successor companies also owned by the Reichmann family, in New York, New York and Toronto, Ontario, Canada.
Our board has affirmatively determined that Mr. Keating is independent of our company and its management under New York Stock Exchange listing standards and the standards set forth in our Corporate Governance Guidelines.
Mr. Keating will receive the standard compensation amounts payable to our non-employee directors, as described in our definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2010. These compensation amounts will be prorated to reflect the portion of the year that Mr. Keating will be serving as a director. Effective as of his appointment, Mr. Keating received a grant of 3,931 shares of our common stock in payment of the prorated compensation due through September 30, 2010. For each subsequent fiscal quarter, Mr. Keating will be entitled to receive additional shares of common stock having a value of $7,125.
A copy of our July 21, 2010 press release announcing the appointment of Mr. Keating is included as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated July 21, 2010

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: July 21, 2010	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

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